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                                                                     Exhibit 3.5

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 01:49 PM 08/08/2005
  FILED 01:31 PM 08/08/2005
SRV 050651684 - 4011690 FILE

                                STATE OF DELAWARE
                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                               CCH I HOLDINGS, LLC

     1. The name of the limited Liability company is CCH I Holdings, LLC.

     2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CCH I Holdings, LLC this 5th day of August, 2005.


                                        /s/ Christine M. Nuccio
                                        ----------------------------------------
                                        Christine M. Nuccio
                                        Authorized Person